UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2013 (January 4, 2013)
Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3100	04-3799139

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ	07080

(Address of principal executive offices)	(Zip Code)
(908) 756-4400
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.

On January 4, 2013, the Board of Directors (the "Board") of Tumi Holdings, Inc. (the "Company") approved the grant of non-qualified stock options to purchase shares of the Company's common stock (the "Stock Options") to the named executive officers of the Company pursuant to the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan as follows:

Name	Title	Number of Stock Options	Exercise Price
Griffith, Jerome	Chief Executive Officer, President and Director	55,006	$20.45
Mardy, Michael J.	Chief Financial Officer, Executive Vice President and Director	55,006	$20.45
Hurwitz, Steven M.	Senior Vice President, Product Development, Manufacturing and Sourcing	44,004	$20.45
Krantzler, Alan M.	Senior Vice President, Brand Management	44,004	$20.45
Nelson, Thomas	Senior Vice President and Managing Director, Asia Pacific	33,003	$20.45

The Stock Options will vest and become exercisable in five (5) equal installments on each of the first five (5) anniversaries of the date of grant, subject to the applicable grantee's continued service and subject to other terms and conditions approved by the Board and set forth in the Stock Option Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Stock Options will expire on the tenth (10th) anniversary of the date of grant. This summary of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Form of Stock Option Agreement.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Stock Option Agreement under the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	January 8, 2013	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer, Executive Vice President and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock Option Agreement under the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan